UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2007

SYNTROLEUM CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-21911	73-1565725
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4322 South 49th West Avenue Tulsa, Oklahoma	74107
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (918) 592-7900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to a Retirement Agreement dated April 30, 2007 (the “Retirement Agreement”), Mr. Greg G. Jenkins has resigned as Executive Vice President of Finance and Business Development and Chief Financial Officer of Syntroleum Corporation (the “Company”), effective May 1, 2007. Mr. Jenkins will remain an employee of the Company until January 3, 2008.

The Board of Directors approved a grant of restricted shares (“Restricted Stock”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), effective April 30, 2007, to Mr. Jenkins in the amount of 200,000 shares of Restricted Stock, such shares to vest as follows:

•

upon the date of execution of definitive agreements for the provision of feedstock to and creation of a venture to construct and operate a plant of capacity to produce of at least 3000 barrels per day of sales product (“the Plant”) in the United States with a company previously agreed between Mr. Jenkins and the Company, Mr. Jenkins shall have a vested right to one hundred thousand (100,000) of the shares of Restricted Stock; and

•	upon the date of closing of the financing for the construction of the Plant, Mr. Jenkins shall have a vested right to one hundred thousand (100,000) of the shares of Restricted Stock;

pursuant to the Company’s 2005 Stock Incentive Plan.

Pursuant to the Retirement Agreement, Restricted Stock that was previously granted to Mr. Jenkins under a Restricted Stock award agreement dated December 8, 2006 and stock options granted to Mr. Jenkins pursuant to a Stock Option Agreement dated December 8, 2006 shall vest immediately upon the execution of the Retirement Agreement and a waiver and release. The Performance Vested Non-Qualified Stock Option Award Agreement dated June 23, 2005 shall be amended as follows:

•

To the extent vested in accordance with the performance vesting schedule, 100% of that portion of the option that has then vested in accordance with the performance vesting schedule will become exercisable;

•

The options will terminate upon the first to occur of (1) the end of the performance period, except to the extent vested in accordance with the performance vesting schedule, (2) the expiration of the original term, to the extent vested in accordance with the performance vesting schedule;

•

If Mr. Jenkins employment terminates due to retirement, the option, whether vested before of after the retirement date, shall (i) to the extent vested in accordance with the performance vesting schedule and unexercised, remain vested and exercisable in accordance with the termination clause, as amended; or (ii) be eligible for vesting and remain exercisable in accordance with the termination clause.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNTROLEUM CORPORATION

Date: May 4, 2007	By:	/s/ Richard L. Edmonson
Richard L. Edmonson
Senior Vice President, General Counsel and Corporate Secretary